Exhibit 99.1

Contact at 214/432-2000
Steven R. Rowley
President & CEO
D. Craig Kesler
Executive Vice President & CFO
Robert S. Stewart
Executive Vice President

News For Immediate Release

EAGLE MATERIALS REPORTS THIRD QUARTER RESULTS

DALLAS, TX (January 28, 2016) – Eagle Materials Inc. (NYSE: EXP) today reported financial results for the third quarter of fiscal 2016 ended December 31, 2015. Notable items for the quarter include (all comparisons, unless otherwise noted, are with the prior fiscal year’s third quarter):

Company Quarterly Results

•	Quarterly revenues of $277.4 million, down 5%

•	Net earnings of $45.8 million, down 12%

•	Cash flow from operations of $108.7 million, up 66%

•	Net earnings per diluted share of $0.92, down 11%

Notable Highlights

•	Record third quarter Cement earnings of $41.8 million, up 11%

•	Net debt-to-capitalization ratio of 32%

•	The Company repurchased 870,000 shares of common stock during the quarter

Eagle’s construction products and building materials businesses performed well during the quarter, with the Cement business reporting record third quarter operating earnings despite our cement businesses in Texas and Oklahoma being impacted by heavy rains in October and December which resulted in lower sales volumes in both of those markets. Additionally, in Texas increased demand for construction grade cement continues to offset much of the impact from lower oil well cement demand.

Our third quarter Gypsum wallboard sales volumes did not benefit from pre-buying activity in advance of a price increase, as had been the case in the prior year’s third quarter, due to a shift in the timing of our announced wallboard price increase for 2016 from January 1st to March 31st.

Cash flow from operations improved 66% and was used to fund capital improvements, pay dividends, reduce debt and repurchase shares. Eagle ended the quarter with a net debt-to-capitalization ratio of 32%.

The decline in oil prices throughout calendar 2015 adversely impacted U.S. oil and gas drilling activity in the quarter leading to further reductions in demand and pricing for proppants.

Cement, Concrete and Aggregates

Operating earnings from Cement during the quarter were a third quarter record $41.8 million, and 11% higher than the same quarter a year ago. The earnings increase was driven primarily by a 4% increase in average net cement sales prices and record quarterly cement sales volumes.

Cement revenues for the third quarter, including joint venture and intersegment revenues, totaled $135.4 million, 9% greater than the same quarter last year. Our average net cement sales price for this quarter was $97.10 per ton, 4% higher than the same quarter last year. Cement sales volumes were a third quarter record 1.2 million tons, 1% higher than the same quarter a year ago.

Concrete and Aggregates reported operating earnings of $1.5 million for the third quarter, a 7% decline from the same quarter a year ago, reflecting higher raw material and quarry maintenance costs offset by improved concrete and aggregates pricing along with improved concrete sales volumes.

Gypsum Wallboard and Paperboard

Gypsum Wallboard and Paperboard reported third quarter operating earnings of $45.2 million, down 8% from the same quarter last year. Lower Gypsum Wallboard and Paperboard sales volumes were the primary drivers of the quarterly earnings decline.

Gypsum Wallboard and Paperboard revenues for the third quarter totaled $131.7 million, a 9% decrease from the same quarter a year ago. The revenue decrease reflects lower Gypsum Wallboard and Paperboard sales volumes. The average Gypsum Wallboard net sales price this quarter was $157.99 per MSF, 1% less than the same quarter a year ago. Gypsum Wallboard sales volume for the quarter of 568 million square feet (MMSF) represents a 7% decline from the same quarter last year. Our third quarter Gypsum Wallboard sales volumes did not benefit from pre-buying activity in advance of a price increase, as had been the case in the prior year’s third quarter, due to a shift in the timing of our announced wallboard price increase for 2016 from January 1st to March 31st.

Paperboard sales volumes were 71,000 tons, 8% lower than the same quarter a year ago. The average Paperboard net sales price this quarter was $510.38 per ton, 1% higher than the same quarter a year ago.

Oil and Gas Proppants

Oil and Gas Proppants reported third quarter revenues of $8.5 million, a 73% decline from the prior year, which reflects the significant slowdown in oil and gas drilling and completion activities partially offset by our acquisition of CRS Proppants during the third quarter of the prior fiscal year. Sequentially, our frac sand sales volumes and sales prices declined 47% and 24%, respectively. The third quarter’s operating loss of $9.2 million compares to operating income of $3.2 million in the same quarter a year ago.

Details of Financial Results

We conduct one of our cement plant operations, Texas Lehigh Cement Company LP, through a 50/50 joint venture (the “Joint Venture”). We utilize the equity method of accounting for our 50% interest in the Joint Venture. For segment reporting purposes only, we proportionately consolidate our 50% share of the Joint Venture’s revenues and operating earnings, which is consistent with the way management organizes the segments within the Company for making operating decisions and assessing performance.

In addition, for segment reporting purposes, we report intersegment revenues as a part of a segment’s total revenues. Intersegment sales are eliminated on the income statement. Refer to Attachment 3 for a reconciliation of the amounts referred to above.

About Eagle Materials Inc.

Eagle Materials Inc. manufactures and distributes Cement, Gypsum Wallboard, Recycled Paperboard, Concrete and Aggregates, and Oil and Gas Proppants from 40 facilities across the US. Eagle is headquartered in Dallas, Texas.

Eagle’s senior management will conduct a conference call to discuss the financial results, forward-looking information and other matters at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on Friday, January 29, 2016. The conference call will be webcast simultaneously on the Eagle Web site http://www.eaglematerials.com. A replay of the webcast and the presentation will be archived on that site for one year. For more information, contact Eagle at (214) 432-2000.

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Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather conditions; the fact that our products are commodities and that prices for our products are subject to material fluctuation due to market conditions and other factors beyond our control; availability of raw materials; changes in energy costs including, without limitation, natural gas, coal and oil; changes in the cost and availability of transportation; unexpected operational difficulties, including unexpected maintenance costs, equipment downtime and interruption of production; fluctuations in activity in the oil and gas industry, including the level of drilling and fracturing activity and demand for frac sand; inability to timely execute announced capacity expansions; difficulties and delays in the development of new business lines; governmental regulation and changes in governmental and public policy (including, without limitation, climate change regulation); possible outcomes of pending or future litigation or arbitration proceedings or governmental audits, inquiries or investigations; changes in economic conditions specific to any one or more of the Company’s markets; competition; announced increases in capacity in the gypsum wallboard and cement industries; changes in the demand for residential housing construction or commercial construction; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including, without limitation, natural gas, coal and oil) could affect the revenues and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015 and in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015. These reports are filed with the Securities and Exchange Commission. With respect to our acquisition of CRS Proppants and the Skyway facility, factors, risks and uncertainties that may cause actual events and developments to vary materially from those anticipated in forward-looking statements include, but are not limited to, failure to realize the expected synergies or other benefits of the transaction, significant transaction costs or unknown liabilities, changes in market conditions and general economic and business conditions that may affect us after the acquisitions. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.

Steven R. Rowley

President and Chief Executive Officer

D. Craig Kesler

Executive Vice President and Chief Financial Officer

Robert S. Stewart

Executive Vice President, Strategy, Corporate Development and Communications

Attachment 1 Statement of Consolidated Earnings

Attachment 2 Revenues and Earnings by Lines of Business (Quarter and Nine Months)

Attachment 3 Sales Volume, Net Sales Prices and Intersegment and Cement Revenues

Attachment 4 Consolidated Balance Sheets

Attachment 5 Depreciation, Depletion and Amortization by Lines of Business

Eagle Materials Inc.

Attachment 1

Eagle Materials Inc.

Statement of Consolidated Earnings

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended December 31,		Nine Months Ended December 31,
	2015	2014	2015	2014
Revenues	$277,409	$291,529	$891,360	$842,588
Cost of Goods Sold	208,544	212,380	717,104 (1)	631,977

Gross Profit	68,865	79,149	174,256	210,611
Equity in Earnings of Unconsolidated JV	10,483	12,423	29,993	34,274
Other, net	1,163	488	2,170	2,050
Acquisition and Litigation Expense	—	(722)	—	(2,825)
Corporate General and Administrative Expenses	(8,304)	(9,371)	(26,659)	(23,827)

Earnings before Interest and Income Taxes	72,207	81,967	179,760	220,283
Interest Expense, net	(4,002)	(4,101)	(12,830)	(12,054)

Earnings before Income Taxes	68,205	77,866	166,930	208,229
Income Tax Expense	(22,357)	(25,836)	(53,501)	(68,170)

Net Earnings	$45,848	$52,030	$113,429	$140,059

EARNINGS PER SHARE
Basic	$0.93	$1.05	$2.29	$2.82

Diluted	$0.92	$1.03	$2.26	$2.78

AVERAGE SHARES OUTSTANDING
Basic	49,187,738	49,655,405	49,593,821	49,583,210

Diluted	49,770,020	50,411,147	50,230,091	50,375,619

(1)	Includes $37.8 million (pre-tax) of Non-Routine Items recorded in the second quarter of fiscal 2016

Eagle Materials Inc.

Attachment 2

Eagle Materials Inc.

Revenues and Segment Operating Earnings by Lines of Business

(dollars in thousands)

(unaudited)

	Quarter Ended December 31,		Nine Months Ended December 31,
	2015	2014	2015		2014
Revenues*
Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$108,907	$118,573	$343,660		$342,905
Gypsum Paperboard	22,753	25,631	67,069		70,349

	131,660	144,204	410,729		413,254
Cement (Wholly Owned)	105,697	88,652	334,758		291,461
Oil and Gas Proppants	8,476	31,731	49,608		53,325
Concrete and Aggregates	31,576	26,942	96,265		84,548

Total	$277,409	$291,529	$891,360		$842,588

Segment Operating Earnings
Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$37,289	$40,013	$118,185		$114,443
Gypsum Paperboard	7,923	9,102	22,091		24,633

	45,212	49,115	140,276		139,076
Cement:
Wholly Owned	31,285	25,155	86,065		62,261
Joint Venture	10,483	12,423	29,993		34,274

	41,768	37,578	116,058		96,535
Oil and Gas Proppants	(9,153)	3,241	(59,389	)(1)	3,315
Concrete and Aggregates	1,521	1,638	7,304		5,959
Other, net	1,163	488	2,170		2,050

Sub-total	80,511	92,060	206,419		246,935
Acquisition and Litigation Expenses	—	(722)	—		(2,825)
Corporate General and Administrative Expenses	(8,304)	(9,371)	(26,659)		(23,827)

Earnings Before Interest and Income Taxes	$72,207	$81,967	$179,760		$220,283

*	Net of Intersegment and Joint Venture Revenues listed on Attachment 3
(1)	Includes $37.8 million (pre-tax) of Non-Routine Items recorded in the second quarter of fiscal 2016

Eagle Materials Inc.

Attachment 3

Eagle Materials Inc.

Sales Volume, Net Sales Prices and Intersegment and Joint Venture Revenues

(unaudited)

	Sales Volume
	Quarter Ended December 31,			Nine Months Ended December 31,
	2015	2014	Change	2015	2014	Change
Gypsum Wallboard (MMSF’s)	568	610	-7%	1,764	1,746	+1%

Cement (M Tons):
Wholly Owned	999	935	+7%	3,238	3,135	+3%
Joint Venture	213	270	-21%	661	837	-21%

	1,212	1,205	+1%	3,899	3,972	-2%
Paperboard (M Tons):
Internal	27	28	-4%	85	83	+2%
External	44	49	-10%	130	136	-4%

	71	77	-8%	215	219	-2%

Concrete (M Cubic Yards)	266	246	+8%	839	767	+9%

Aggregates (M Tons)	792	682	+16%	2,223	2,372	-6%

	Average Net Sales Price*
	Quarter Ended December 31,			Nine Months Ended December 31,
	2015	2014	Change	2015	2014	Change
Gypsum Wallboard (MSF)	$157.99	$158.95	-1%	$159.74	$160.23	0%
Cement (Ton)	$97.10	$93.76	+4%	$97.54	$91.43	+7%
Paperboard (Ton)	$510.38	$504.30	+1%	$506.42	$505.09	0%
Concrete (Cubic Yard)	$93.56	$89.00	+5%	$92.54	$86.77	+7%
Aggregates (Ton)	$8.34	$7.36	+13%	$8.28	$7.54	+10%

*	Net of freight and delivery costs billed to customers.

	Intersegment and Cement Revenues
	Quarter Ended December 31,		Nine Months Ended December 31,
	2015	2014	2015	2014
Intersegment Revenues:
Cement	$3,714	$2,489	$11,072	$7,760
Paperboard	14,069	14,305	44,216	42,645
Concrete and Aggregates	203	174	717	691

	$17,986	$16,968	$56,005	$51,096

Cement Revenues:
Wholly Owned	$105,697	$88,652	$334,758	$291,461
Joint Venture	26,008	32,907	82,555	98,624

	$131,705	$121,559	$417,313	$390,085

Eagle Materials Inc.

Attachment 4

Eagle Materials Inc.

Consolidated Balance Sheets

(dollars in thousands)

(unaudited)

	December 31,		March 31, 2015*
	2015	2014
ASSETS
Current Assets –
Cash and Cash Equivalents	$15,756	$13,697	$7,514
Accounts and Notes Receivable, net	103,859	136,823	113,577
Inventories	232,447	207,043	235,464
Federal Income Tax Receivable	5,319	—	—
Prepaid and Other Assets	8,013	4,995	10,080

Total Current Assets	365,394	362,558	366,635

Property, Plant and Equipment –	2,065,745	1,929,177	1,962,215
Less: Accumulated Depreciation	(799,494)	(724,351)	(740,396)

Property, Plant and Equipment, net	1,266,251	1,204,826	1,221,819
Investments in Joint Venture	50,372	47,167	47,614
Notes Receivable	2,716	2,890	2,847
Goodwill and Intangibles	174,916	206,208	211,167
Other Assets	28,921	34,402	32,509

	$1,888,570	$1,858,051	$1,882,591

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities –
Accounts Payable	$61,327	$68,466	$77,749
Accrued Liabilities	46,750	45,269	46,830
Federal Income Tax Payable	—	1,508	2,952
Current Portion of Long-term Debt	8,000	57,045	57,045

Total Current Liabilities	116,077	172,288	184,576

Long-term Liabilities	70,673	84,911	69,055
Bank Credit Facility	375,000	335,000	330,000
Senior Notes	117,714	125,714	125,714
Deferred Income Taxes	159,790	167,116	162,653
Stockholders’ Equity –
Preferred Stock, Par Value $0.01; Authorized 5,000,000 Shares; None Issued	—	—	—
Common Stock, Par Value $0.01; Authorized 100,000,000 Shares; Issued and Outstanding 49,305,408; 50,277,425 and 50,245,364 Shares, respectively.	493	503	502
Capital in Excess of Par Value	211,781	269,736	272,441
Accumulated Other Comprehensive Losses	(11,109)	(5,165)	(12,067)
Retained Earnings	848,151	707,948	749,717

Total Stockholders’ Equity	1,049,316	973,022	1,010,593

	$1,888,570	$1,858,051	$1,882,591

*	From audited financial statements.

Eagle Materials Inc.

Attachment 5

Eagle Materials Inc.

Depreciation, Depletion and Amortization by Lines of Business

(unaudited)

The following presents depreciation, depletion and amortization by segment for the quarters ended December 31, 2015 and 2014:

	Depreciation, Depletion and Amortization
	($ in thousands)
	Quarter Ended December 31,
	2015	2014
Cement	$8,390	$8,089
Gypsum Wallboard	5,445	4,967
Paperboard	2,093	2,069
Oil and Gas Proppants	7,210	2,673
Concrete and Aggregates	1,597	1,465
Other	476	425

	$25,211	$19,688